Exhibit 10.2

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(a)(6) OF REGULATION S-K. THE OMITTED INFORMATION IS INDICATED BY “[***].”

STRICTLY PRIVATE & CONFIDENTIAL

ADDRESSEE ONLY

Áine Miller

[***]

Re: Special Employer Pension Contribution

18 June 2026

Dear Áine,

I write to confirm that Theravance Biopharma Ireland Limited will make a once off Employer Special Contribution to the Theravance Biopharma Ireland Ltd Pension Scheme in the amount of $250,000 USD to be converted to Euros on contribution date. The employer special contribution will be invested in the Pension fund in accordance with your current investment instructions.

The once off employer contribution will be paid by Theravance Biopharma directly to the pension plan or within 30 days following your termination date of 15 November 2026.

Yours sincerely,
/s/ Rick E Winningham
Rick E Winningham